UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 7, 2017 (June 7, 2017)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Ave, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of MDC Partners Inc. was held on June 7, 2017, in New York, New York, at which time the matters described below were submitted to a vote of the Company’s shareholders.

	For	Against	Withheld	Non-Votes

1. To elect the following persons as directors of the Company, to serve until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of the Company:

Scott L. Kauffman	43,285,653	-	1,042,425	10,462,110
Clare Copeland	42,671,993	-	1,656,085	10,462,110
Dan Goldberg	43,371,364	-	956,714	10,462,110
Brad Gross	43,453,358	-	874,720	10,462,110
Larry Kramer	42,680,929	-	1,647,149	10,462,110
Anne Marie O’Donovan	43,283,764	-	1,044,314	10,462,110
Irwin Simon	42,456,033	-	1,872,045	10,462,110

2. To appoint BDO USA LLP as the Company’s auditors for 2017	48,861,250	-	489,033	5,439,905

3. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers	42,399,152	1,928,926	-	10,462,110

4. To approve, on an advisory basis, an annual advisory vote on executive compensation	42,396,681	1,931,397	-	10,462,110

For more information about the matters voted on at the Shareholders’ Meeting, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 27, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 7, 2017	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary